Aspen Bio Pharma

April 2007

Corporate Profile

Breakthrough Appendicitis Diagnostic Blood Test & New rDNA Drugs

Stock Price Performance & Volume: APNB


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Key Statistics

Business	*Bio Pharmaceutical*
Stock Price *(04/04/2007)*	*$4.07*
Stock Symbol	*APNB (OTCBB)*
Avg. Daily Trading *(50 day)*	*133,192*
Shares Outstanding*	*27.8M*
52 Week Low/High	*$1.25 - $4.19*
Public Float, *est.**	*24.8M*
Market Capitalization*	*$104.5M*
Enterprise Value*	*$93.2M*
Insider Holdings *(Including Options)**	*12%*
Institutional Holdings, *est**	*38%*
Revenues *(ttm)*	*$1.1M*
Diluted EPS *(ttm)*	*($0.17)*
Cash*	*$12.0M*
Total Assets*	*$17.3M*
Current Liabilities	*$627K*

**Assuming All 2004/2005 Warrants Exercised*

Management

Richard Donnelly, CEO & Director
Greg Pusey, Chairman & Director
Jeff McGonegal, CFO

Headquarters

1585 South Perry Street, Castle Rock, CO 80104
Tel 303.794.2000 • Fax 303.798.8332
www.aspenbiopharma.com

Investor Relations Contact

Liolios Group, Inc., Tel 949.574.3860
Ron Both, ron@liolios.com
Geoffrey Plank, geoffrey@liolios.com

AspenBio Pharma Highlights

- Clinical trials for the **first-ever and only known human appendicitis blood test, *AppyScore*™**, showing dramatic results: blood test sensitivity levels of 94-97% in identifying patients with appendicitis.
- ***AppyScore*** is **less costly, more accurate, and provides faster results** than current diagnostic alternatives for a potential multi-billion dollar worldwide market.
- **Unique, patented & potentially dominant** recombinant DNA ("rDNA") single-chain technology for Animal Pharma: producing a **new class** of drugs that mimic natural reproductive hormones for any non-human animal of economic importance.
- Four rDNA animal reproductive drugs and one diagnostic now in late stage development, with one drug generating reagent sales and another recently submitted for FDA approval.

AspenBio Pharma Overview

AspenBio Pharma is an emerging bio-pharmaceutical company dedicated to the discovery, development, manufacture, and marketing of novel proprietary products via two primary segments: 1) human medical diagnostics and 2) animal pharma and diagnostics that enhance reproductive efficiency. Both have high-dollar market potential worldwide.

Founded in 2000 to produce purified proteins for diagnostic applications, AspenBio has become a leading supplier of human hormones for diagnostic use. The company has successfully leveraged this science and technology to rapidly develop an enviable late-stage pipeline of novel reproduction hormone analogs for wide-ranging therapeutic use in animals.

Market Opportunity: Better Test for Appendicitis

Last year in the U.S. alone more than six million people entered the ER with abdominal pain potentially related to appendicitis. Expensive CT scans ($1,500-$3,000 each) are frequently used in diagnosis, resulting in an estimated $12-15 billion annually in hospital charges. While considered the best diagnostic method currently available, CT diagnostic error rates are estimated between 15%-40%.

Out of these six million ER patients, some 700,000 end up having their appendix removed; however, due to limited diagnostic tools, an estimated 100,000, or 1 out of 7, are then determined to have had a normal appendix removed. Hospital charges for the surgical removal of a normal appendix are estimated to total more than $1.5 billion annually in the US.

To address the need for a more accurate, faster, and more economical diagnostic test for human appendicitis, AspenBio is advancing development of a unique blood-based test system: the ***AppyScore*** triage test for emergency rooms and its sister product, ***AppyScreen™***, being designed as a point-of-care test for physician offices. These involve a new assay that detects a marker in the blood associated with appendicitis and are anticipated to be the first and only such tests available.

AspenBio has tested this assay in several on-going research trials involving several hundred human patients. Strong positive results from preliminary clinical trials were announced in February 2007, including three studies which were conducted during the past 30 months, with one 400 patient study still ongoing. The ***AppyScore*** blood test has been able to identify patients with appendicitis at a very high sensitivity level of 94% to 97%. This compares to significantly lower diagnostic success rates for CT scans.

"We anticipate our blood test technology will revolutionize the diagnosis of appendicitis while significantly reducing associated healthcare costs. Data suggests an eventual worldwide market potential in the hundreds of millions of dollars." – Richard Donnelly, CEO

When made available, this non-invasive blood test system is expected to significantly reduce the number of abdominal CT scans by identifying patients that do not have appendicitis. In addition to reducing unnecessary radiation exposure, the test could save billions of dollars currently spent on unneeded abdominal CT scans in the US alone.

The patent portfolio for this technology has recently been significantly expanded and AspenBio anticipates a 2007 initial regulatory filing noting that the FDA approval process for diagnostic tests is typically much shorter than for drugs. If successfully completed and approved, market estimates suggest a worldwide, several hundred million dollar market potential for the test.

Market Opportunity: Animal Reproduction

AspenBio's other high-growth market segment is animal pharma. The BBC projects the market for animal therapeutics and diagnostics to increase by 26% from 2006 to 2008.

This steady growth is fueled by a number of factors unique to animal pharma. R&D costs are substantially less than products for humans. The FDA approval process for animal products is also generally less costly and faster, making the timeline to product launch significantly shorter. Unlike human drugs, certain animal drugs can also be sold as *reagents* prior to FDA approval and thereby produce revenues sooner. Virtually all livestock species worldwide require reproduction improvement due to a number of factors. For the dairy farmer, more pregnant cows mean more milk production resulting in greater profits. This has created a substantial market need for new, more effective therapeutic drugs to help improve pregnancy rates in dairy cows.

To address this, AspenBio is introducing a unique class of patented recombinant single-chain DNA hormones ("rDNA") that mimic natural hormones initially targeting four products in late stage development for bovine (cows) and equines (horses).

BoviPure FSH™ & EquiPure FSH™ are follicle stimulating fertility enhancers for cows and horses. BoviPure FSH has been recently advanced to commercial scale-up and manufacturing.

StayBred™ is a novel single-chain LH analog for cows designed to reduce the rate of pregnancy loss. FDA filing in Q4 2006 commenced approval process. ($200M+ gross annual U.S. market potential if approved).

EquiPure LH™ for timed ovulation in horses, has generated modest revenues via sales by marketing partner, Bioniche.

To date, there is **no known competing recombinant platform technology** to AspenBio's recombinant single-chain hormones for animals. These drugs have a long patent protection period, combined with considerable worldwide market potential. Competitive benefits include: 1) significant performance advantages over conventional hormone products; 2) more potent and active at a lower dose; 3) more stable with longer half-life; 4) no disease risk (BSE-Mad Cow) or immunogenic response (unlike conventional animal derived hormones); and 5) economical to produce.

Recent News Highlights & Events

April 2, '07: AspenBio to present at the Big Dog II Small Cap Conference in Las Vegas, April 13, 2007

March 20, '07: Issued notice for redemption of certain warrants, expected to generate proceeds of approx. $6 million if all holders exercise prior to redemption on April 26, 2007

Feb 22, '07: Human Blood Appendicitis Test shows high accuracy in clinical trials

Jan 3, '07: FDA approval filed for StayBred

Oct 3, '06: Major European biotech customer places $600K order for human antigens